PROSPECTUS and				PRICING SUPPLEMENT NO. 47
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated June 18, 1997			Dated January 8, 1999
CUSIP: 24422EKP3				Commission File No.: 333-28145
Filed pursuant to Rule 424(b)(3)

                        U.S. $197,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				12 January 1999

Maturity Date:					12 April 2000

Principal Amount:					$25,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						None

Initial Interest Determination Date:	8 January 1999

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 12th
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 12th
							(or next business day)

Redemption Provisions:				None

Plan of Distribution:				Merrill Lynch & Co.
has purchased the Senior Notes
as principal at a purchase
price of 99.93915% of the
aggregate principal amount
of the Senior Notes.


Merrill Lynch & Co.